Exhibit 99.1

Ixia Increases Fourth Quarter Guidance

CALABASAS, CA, Jan. 14, 2013 — Ixia (Nasdaq: XXIA) today announced that it is revising its revenue guidance range for the fourth quarter of 2012 and currently expects revenue to be in the range of $123.5 million to $124.5 million, above its previously stated guidance range of $118 million to $122 million. Ixia also indicated that it expects fourth quarter combined revenue from its two recent acquisitions, Anue Systems, Inc. (“Anue”) and BreakingPoint Systems, Inc. (“BreakingPoint”), to be in the range of $30 to $31 million, compared with its previously stated guidance of $26 to $28 million. Both GAAP and non-GAAP diluted earnings per share for the fourth quarter are expected to be at, or slightly above, the high end of the previously given guidance.

“Ixia delivered an impressive fourth quarter with strong momentum across all of our solutions,” commented Vic Alston, Ixia’s president and chief executive officer. “The integration of our Anue and BreakingPoint acquisitions is tracking well and we are increasing our presence at enterprise and service provider accounts. Ixia is well positioned to help these customers accelerate and secure the delivery of applications over their mobile and data center networks.”

Ixia will host a conference call on Wednesday, February 6, 2013 at 5:00 p.m., Eastern time, for analysts and investors to discuss its 2012 fourth quarter and fiscal year results as well as its business outlook for the 2013 first quarter. Open to the public, investors may access the call by dialing 678-825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

About Ixia

Ixia solutions deliver actionable insight through real-time monitoring, real-world testing, and rapid assessment. This end-to-end visibility provides organizations with a complete understanding into user behavior, security vulnerabilities, network capacity, application performance, and IT resiliency. From the lab to the network to the cloud, Ixia solutions enable its customers to optimize networks and data centers to accelerate, secure, and scale application delivery. For more information, visit www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of our recent acquisitions of Anue Systems, Inc. and BreakingPoint Systems, Inc. will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com